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    THE DATE OF THIS FREE WRITING PROSPECTUS IS NOVEMBER 16, 2006.

        STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

        The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
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            427,623,000    40,000,000   624,000,000    54,000,000   968,137,000  301,966,000   294,417,000   22,647,000   30,197,000
End Date  A1A            A1            A2            AAB           A3           AM            AJ            B            C

Nov-07      418,709,000             -   624,000,000    54,000,000   968,137,000  301,966,000   294,417,000   22,647,000   30,197,000
Nov-08      409,682,000             -   556,396,000    54,000,000   968,137,000  301,966,000   294,417,000   22,647,000   30,197,000
Nov-09      392,006,000             -   450,050,000    54,000,000   968,137,000  301,966,000   294,417,000   22,647,000   30,197,000
Nov-10      375,364,000             -   347,045,000    54,000,000   968,137,000  301,966,000   294,417,000   22,647,000   30,197,000
Nov-11      285,953,000             -             -             -   792,881,000  301,966,000   294,417,000   12,080,000            -
Nov-12      266,702,000             -             -             -   731,645,000  301,966,000   258,493,000            -            -
Nov-13      243,708,000             -             -             -   659,249,000  301,966,000   216,155,000            -            -

                 30,197,000      26,422,000      26,422,000     26,422,000      30,196,000                      TOTAL
End Date        D               E               F              G               H               Subtotal         XCP NOTIONAL

Nov-07           30,197,000      26,422,000      26,422,000     26,422,000      30,196,000      2,853,732,000      1,426,866,000
Nov-08           30,197,000      26,422,000      26,422,000     26,422,000      30,196,000      2,777,101,000      1,388,550,500
Nov-09           30,197,000      26,422,000      26,422,000     14,818,000               -      2,611,279,000      1,305,639,500
Nov-10           23,751,000               -               -              -                      2,417,524,000      1,208,762,000
Nov-11                    -               -               -                                     1,687,297,000        843,648,500
Nov-12                    -               -                                                     1,558,806,000        779,403,000
Nov-13                    -                                                                     1,421,078,000        710,539,000
                                                                                                                         ^
                                                                                                                         |
                                                                                                                         |
                                                                                                                         |
                                                                                                                  50% of Subtotal

Distribution       Reference
Date               Rate
----------------------------------

12/15/06           6.04886
01/15/07           6.04889
02/15/07           6.04889
03/15/07           6.04887
04/15/07           6.24996
05/15/07           6.04886
06/15/07           6.24996
07/15/07           6.04886
08/15/07           6.24996
09/15/07           6.24996
10/15/07           6.04886
11/15/07           6.24996
12/15/07           6.04886
01/15/08           6.24996
02/15/08           6.04889
03/15/08           6.04886
04/15/08           6.24997
05/15/08           6.04887
06/15/08           6.24999
07/15/08           6.04888
08/15/08           6.25000
09/15/08           6.25000
10/15/08           6.04889
11/15/08           6.25002
12/15/08           6.04889
01/15/09           6.04893
02/15/09           6.04893
03/15/09           6.04894
04/15/09           6.25005
05/15/09           6.04892
06/15/09           6.25007
07/15/09           6.04893
08/15/09           6.25008
09/15/09           6.25009
10/15/09           6.04895
11/15/09           6.25011
12/15/09           6.04896
01/15/10           6.04893
02/15/10           6.04889
03/15/10           6.04894
04/15/10           6.24990
05/15/10           6.04870
06/15/10           6.24980
07/15/10           6.04860
08/15/10           6.24971
09/15/10           6.24966
10/15/10           6.04845
11/15/10           6.24956
12/15/10           6.04834
01/15/11           6.04832
02/15/11           6.04827
03/15/11           6.04835
04/15/11           6.24929
05/15/11           6.04807
06/15/11           6.24918
07/15/11           6.04796
08/15/11           6.24988
09/15/11           6.21267
10/15/11           6.01227
11/15/11           6.20714
12/15/11           6.00800
01/15/12           6.20713
02/15/12           6.00802
03/15/12           6.00803
04/15/12           6.20711
05/15/12           6.00795
06/15/12           6.20710
07/15/12           6.00793
08/15/12           6.20709
09/15/12           6.20708
10/15/12           6.00791
11/15/12           6.20707
12/15/12           6.00789
01/15/13           6.00792
02/15/13           6.00791
03/15/13           6.00808
04/15/13           6.20704
05/15/13           6.00784
06/15/13           6.20702
07/15/13           6.00805
08/15/13           6.20725
09/15/13           6.20724
10/15/13           6.00802
11/15/13           6.20778

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.
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